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         Except for the historical  and present  factual  information  contained herein, the matters set forth in this filing, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

         Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

         Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's
2000 annual meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

                                      * * *

[Transcript of Analyst Briefing - New York October 16, 2000]

CHEVRON-TEXACO MERGER EVENT
THE ESSEX HOUSE, NEW YORK
OCTOBER 16, 2000
------------------------------------------------------------


                  DAVID O'REILLY: Good morning everybody. Welcome to our meeting. I'm Dave O'Reilly, Chairman and CEO of Chevron. And with me is Peter Bijur, likewise Chairman and CEO of Texaco. And today we're here to talk about Chevron-Texaco Corporation.
                  It is a very important day. I guess - I had a lot of things to say but I've been reading about them in the paper this morning so I'm not sure how much of this early part of the presentation is necessary, but I'm going to do it anyhow.
                  So in the next 30 to 40 minutes I'll provide an overview of the deal and present what I think is a very compelling story about this combination which will increase our competitiveness, potential, capability and profitability. And before we get on to today's agenda, for those of you who are listening on the call or on the web, I will try to indicate when I change slides so that you'll be able to follow the presentation.
                  And my first changed slide, is the Safe HarborStatement, which I draw your attention to. It has all the normal words about putting in proper context what I'm going to be covering today. So I draw your attention to that and ask you to refer to it and remember that everything I say today is in the context of that statement.
                  Let me start with the agenda. First of all we'll talk about the strategic rationale for combining Chevron and Texaco to form this new company, ChevronTexaco Corporation. We'll talk about the summary of the terms. We'll talk about an overview of the two businesses and describe how well they fit together. Then I'll turn to the financials of the combined company, including discussion of the synergy. And then Peter will have some comments to make near the end of the presentation, and then we'll have a question period so that we can answer your questions.

CHEVRON TEXACO MERGER
                  The Strategic Rationale. First of all, we're creating a second U.S. based global energy company with industry leading scale, scope and skills. As you'll see in a few minutes, we have a premier upstream portfolio, leading positions in prime exploration and production basins around the world.
                  The combination will create a unified refining and marketing business built around a family of three well-known international brands. Texaco's power and gasification business and Chevron's 26% stake in Dynegy(sic), give the combined company broader options for participating in the fast growing power and energy convergence businesses. And the merger will certainly strengthen the new company's capabilities and technologies, not only in our core businesses, but also in the newer technologies, emerging technologies, the internet and alternate energy.
                  The capabilities of the new company will be made stronger by the combination of the skills and talents of both organizations - both organizations focused on being a premier company and focused on number one shareholder return.
                  Turning to the financial benefits. We expect upon closure of the deal to achieve annual savings of $1.2 billion dollars, and rapidly achieve that within six to nine months of merger completion. I am going to talk about that later in the presentation.
                  The merger will result in accretive earnings and cash flow. Immediately on the cash flow front and when synergies are achieved on the earnings front, within six to nine months of close. The company also expects to improve capital efficiency by funding the best growth opportunities of Chevron and Texaco, resulting in improved ROCE over time. We think this deal is very good for the shareholders. We'll be more competitive and cost efficient, leading to better financial performance. We'll have a larger and stronger portfolio which will enable Chevron and Texaco to better manage and absorb risk. And I believe that as a result of that, the market will reward us with higher valuation.
                  Let me turn to the transaction terms themselves. I'm now on Slide #6. The deal

CHEVRON TEXACO MERGER

is an exchange of stock with a ratio of .77 Chevron shares per one Texaco share. We expect the merger will be tax-free to shareholders and the companies. The exchange ratio represents approximately $64.87 for Texaco share, based on the closing price of $84.25 for Chevron last Friday. The ratio represents an 18% premium, based on the closing price on Friday, and a 24% to 25% premium, based on the two companies averaged share prices over the last 20 to 30 days. The principle conditions prior to closing are shareholder approval, pooling accounting treatment and the receipt of required regulatory approvals of the government agencies.
                  From a governance and management standpoint, the board composition will be comprised of nine Chevron directors and six Texaco directors. I'll be Chairman and CEO of the combined company. Peter will be Vice Chairman, responsible for downstream power and chemical operations.
                  Dick Matzke, who is currently Vice Chairman of Chevron, responsible for upstream, will retail that responsibility in the combined company. The company will be headquartered in San Francisco.
                  We're committed to rapid integration. John Watson and Pat Lynch from Chevron and Texaco respectively, will be responsible for planning the integration and getting it implemented real early.
                  Let me now turn to the strengths of this combination. The combined companies exploration and production assets will clearly be in the league of the super majors. The fourth largest globally, with 11.2 billion barrels of proved reserves and 2.7 million barrels per day of production. I think this is a very compelling visual. If you look at where we are you'll see that we have top tier positions in many areas of the world. They are shown in these yellow circles. I am now on Slide #9. We'll talk more about North America, South America, West Africa, Asia Pacific and the Caspian.
                  You can see also from the colors here, the white is Chevron operations; the red is Texaco operation. You see that there's a lot of good fit in the portfolio, providing opportunities for

CHEVRON TEXACO MERGER

rationalization and synergy gains where we have operations side by side. You'll also see that we're present together in growth areas, and I'll talk more about that in the deep water Gulf of Mexico and in Brazil and in West Africa.
                  So we have complementary positions in many growth basins as well as overlap and synergy in many of the mature and large operations around the world.
                  Before I turn to talking about these in detail, let me draw your attention to Europe, where we'll have 220,000 barrels of oil equivalent production per day. In the North Sea, in the UK, Danish and Norwegian sectors, with some good development opportunities and new exploration opportunities there. Also in the Middle East. Texaco has operations in the neutral zone, which they're continuing to grow successfully. We have the technical service agreement on the Burgan Field in Kuwait and we both have a long history of association in Saudi Arabia. As you know, we discovered the first oil in Saudi Arabia in 1938. Our Caltex joint venture was really initiated around the need to line up a bunch of marketing assets to deal with production from the Middle East and we have well over 60 years of working together in this area. And we think this combination enhances our presence in that area and makes us an even stronger competitor for the long term.
                  What I would like to do now is turn to the U.S., where we'll be the third largest producer. You can see from the chart here, the combination will vault us into a very tight number three. Very good reserves position. We will clearly be a number one producer in the Gulf of Mexico shelf, which we already are. And this will make us even stronger there. The combined company will have the largest acreage position in the deep-water Gulf of Mexico, with existing production and future developments planned. The combined company will be the largest and lowest cost producer in the San Joaquin Valley, which will provide significant synergy value. We will also be a strong producer in the Permian Basin. This will make us a very strong number two in the Basin, with plenty of opportunity for synergy and growth and cost efficiency.
                  In addition to the San Joaquin Valley and Permian and the Gulf of Mexico, we, of

CHEVRON TEXACO MERGER

course, have good growth positions in Canada in the Jeanne d'Arc Basin, and other exploration activities in off-shore Eastern Canada. The Fort Liard exploration and production in the Northwest Territories, and we've recently added some good lease positions in the McKenzie Delta, to strengthen our current position and potential growth positions in gas in that area for North American market.
                  So overall I think you can see we have a very strong position in North America in the upstream.
                  Turning to West Africa.  We're really excited about the great position that both companies have in this area. We will be able to expand a number of excellent near-term, intermediate and long-term growth opportunities, building on an extensive infrastructure and a large present production position.
                  Starting  with  Angola,  we are the  largest - Chevron  is the largest producer there and will be strengthened by the addition of Texaco's exploration and production position. We have production in Block Zero, production - the first deep-water production in Block 14. Texaco has existing production and a number of great positions in potential - in exploration that have yet to be developed and explored. So we'll have a very very strong position and enhance our position as the number one producer in Angola.
                  In Nigeria,  Chevron has a very strong  position in production in Nigeria, the second largest producer. Texaco is the largest holder of deep-water acreage in Nigeria, so we have the near-term production, the infrastructure in Nigeria, coupled with Texaco's very strong position in the deep-water. They had a recent discovery which has been well-publicized as Agbami. A development plan is underway. So you take our current and their deep-water position, I think you can see there is tremendous synergy and long-term strengthening position in that area.
                  We also have  operations  and potential in other areas of West
Africa. Our participation in the Chad-Cameroon project, which will come onstream in 2004. Our existing production in both Congos, the Democratic Republic of Congo and the Republic of Congo. Gas discovery in Kutu in Namibia(sic), and exploration in Equatorial Guinea which we recently acquired the rights to in the past year. So overall, a very very strong position in West Africa and one that we think not only offers good near-term potential but also long-term growth potential as well.
                  Now if we were strong in West Africa,  we're even  stronger in the Caspian. The combined company solidifies Chevron's existing premium position at Tengiz. Tengiz is now operating at 260,000 barrels a day, with Train 5 up and running. We're intending to expand it to 700,000 barrels a day of production by the end of the decade. The CPC pipeline is under construction and will be ready to start up and ship oil in July, 2001.
                  Texaco brings its presence in the Karachaganak field, a 16 TCF and 2.4 billion barrels of condensate reserve asset. They have contracts recently to build a link from there, a pipeline link from Karachaganak to the CPC pipeline, joining at Atyrau. We also have a good position in Absheron. We'll be drilling our first well in the Azeri sector in 2001, right next to Shake Deniz. And Texaco has a reactivation project at Buzachi(?), North Buzachi, a heavy oil project just south of Tengiz.
                  This offers a wonderful  opportunity  to integrate  the skills and technology of both companies. We have a tremendous experience in the logistics and marketing of crude very successfully from the Tengiz project, which will be enhanced by the completion of these pipelines. And we think we can add considerable value to Texaco's existing position and growth positions by the combined skills of the company and our expertise in crude oil and product marketing and logistics, as well as our relationships in the area.
                  So this  really  solidifies  our  leadership  position  in the
Caspian.
                  We're also excited about South America, positioned for growth.
Chevron is already the number one foreign producer in Venezuela. The Boscan field is operating at 115,000 barrels a day. We're growing production at L-652, in Lake Maracaibo. Texaco is a 30%

CHEVRON TEXACO MERGER

participant in the Hamaca(sic) heavy oil project in the Orinoco belt. That project is expected to initiate production in 2002, and ramp up 260,000 barrels a day in 2004. It's a very solid, strong position in Venezuela, again one that we can grow from and make even more profitable.
                  Brazil is a wonderful opportunity. You know Texaco has five blocks and Chevron four blocks, that is nine deep-water blocks we're participating in. We're operators together of four of those nine. We've an active drilling program which, beginning this year, 2001, and I think this represents a tremendous opportunity for upside, based on these attractive prospects in the deep-water off Brazil.
                  Chevron has got a good position in Argentina. Our San Jorge(sic), operation continues to grow and prosper. We're one of the top producers in Argentina.
                  We also bring a gas position collectively in South America. Texaco's participation in the Dolphin, one TCF reserves opportunity with production that will grow in the next few years. There are operations in Colombia, where they operate gross production of 400 million cubic feet a day, day-to-day. And our San Jorge operation, particularly with the gas prospects and growth from the Austral Basin in Argentina. So we have a growing gas position in what's thought to be I think a very good area for long-term economic growth, which will need that gas for its further economic development.
                  Asia-Pacific. We really got a set of oil opportunities, as well as gas opportunities in Asia-Pacific. We start with Indonesia. There is a tremendous benefit I think to unified ownership of Indonesia. We are producing almost 750,000 barrels a day of oil and we will certainly be able to do that more effectively and more efficiently with a unified company.
                  We also have tremendous position in China. We've had by far the most successful, both companies together, the most successful operation in off-shore China in the South China Sea. And we can build on that success from our position in the Bohai(sic) Basin to the north where we have both active exploration and producing programs. Texaco has recently had a discovery in the Bohai Bay and we have a very active exploration program. Together we

CHEVRON TEXACO MERGER

think we can leverage those two programs and grow a very attractive area for long-term oil production and right adjacent to the biggest market in the world, where there is likely to be lots of growth.
                  We also bring in Asia an enormous gas opportunity. We have world class positions in the Northwest Shelf and in the Gorgon(sic) Complex, where combined we will have 75% equity. Some of this is already tied to the Northwest Shelf production. You probably recently heard about the MOU, which has been signed, which we believe is the first critical step to constructing Train 4, in the Northwest Shelf. And the long-term position in gas right in the middle of that Asian market, I think is a very good position for really long-term growth for both companies.
                  We have, Texaco's involved - 45% equity in the Malampaya(sic) Project, in the Philippines, which will be coming onstream in 2003. And, of course, last year we acquired the position in the Gulf of Thailand where we're growing gas and oil production, really focused on the gas market in Southeast Asia, Thailand in particular.
                  So as you can see from this combined upstream picture, I've given you the highlights. This is a very strong position and we're very pleased. We think it's a leading position in many of these key areas. As you can see, there are some areas where we have overlap, clear synergy, cost optimization, technology optimization and there are some clear areas where we're complementary positioned with good growth opportunities for the long-term.
                  What I'd like to do now is turn to the global R&M business, refining and marketing. Let me talk about the portfolio for a minute. The combination will create a unified refining and marketing business built around the three key brands - Texaco, Chevron and Caltex. This chart, if I could just show you a couple of things.
                  First of all, down here you'll see the - at the bottom lefthand side, I guess we're on Slide #15 now, for those that are following off-line. The dots, the white and red and yellow dots show where the refineries are. White for Chevron, red for Texaco, yellow Caltex. The dotted

CHEVRON TEXACO MERGER

circles, white, red and yellow, show the retail marketing areas. Now you can see, for example, that both of us obviously have presence in North America, in the United States. You see the strong position that Chevron has on the West Coast, in the Southwest and then Texaco's presence in the two joint ventures that they're involved in.
                  Texaco is a very vibrant and successful refining and marketing business in Central America and in South America. A good position in Northwest Europe. A marketing operation in West Africa. You can see Caltex's presence in Southeast Asia, East and South Africa and the Middle East. So this is an orientation of what we have. Now what's not shown on the chart, of course, are the combined companies' presence globally in lubricants, aviation, marine fields, marketing and global trading. So there are lots of - there's a lot of presence here, and on the top right-hand side you can see the combined sales and the combined refining capacity from both Chevron's and Texaco's interests, including Caltex.
                  Now we do anticipate that the FTC will require certain divestitures in the U.S., in order to address market concentration issues and we intend to fully cooperate with the FTC in that process.
                  Let me turn now to the integration potential of this combined R&M business. Clearly we have three wonderful brands to start with, Texaco, Chevron and Caltex, and we certainly intend to lever those brands to our mutual benefit. Clearly by integrating the operations of Caltex the combined company will be able to realize major efficiencies from streamline decision-making and simplified governance. The merger will also allow a global enterprise approach to those products and businesses where it makes sense, such as lubricants, trading, international markets and international customers.
                  For example, in lubricants we have two very strong brands - Texaco's Havoline, which is very well known in the automobile market, and Delo which is well-known in the heavy truck market. We have a very successful fuel and marine lubes business, that we operate on a joint venture, that we will be able to simplify and integrate better. And obviously in the area of

CHEVRON TEXACO MERGER

trading and other activities we will be able to do a much better job at what truly is becoming a more global business.
                  We will also be able to leverage the new company by our brand presence in supporting the activities of upstream and the gas and power business. So we think there's a lot of merit to this combination in the downstream side of the business.
                  We will be represented in the chemical business. Turning to the next chart by the new Chevron Phillips Chemical Company, which started up on July 1. It is a very strong position in worldwide production of ethylene, polyethylene, styrene and parazylene(sic). This chemical joint venture will be our mechanism for getting into the chemical business and supporting our operations throughout the world from a chemical perspective.
                  The company became official and operating in July. It's successfully beginning its integration process and we're optimistic that this will put us in a very strong position to deal with the chemical business in a synergistic way moving forward.
                  Turning to gas and power. As I mentioned at the outset, Texaco's power and gasification business and Chevron's 26% stake in Dynegy give the combined company broader options for participation in the fast growing power and energy conversion business.
                  Texaco has a good gas and power business. A number one market share in gasification technology. It has 69 plants under license, operating or under construction. Dynegy has been Chevron's vehicle to participate in this growing business, with a 26% interest. Dynegy has a large presence in the gas and power convergence business, particularly in North America and it's successfully executing its growth strategy. So we see opportunities for continued growth in this area as a result of the combination.
                  Technology. Here's another area where we clearly strengthened the combined companies. The merger will allow us to bring leading technologies from both companies applying it not only to our core business but to emerging technologies as well.
                  For example, we're well acknowledged as a leader in reservoir management and

CHEVRON TEXACO MERGER

we both bring expertise in visualization technology to reservoir management.
                  Texaco is a leader in licensing gasification technology and we're a leader in hydrocracking(sic). The combined company will also have a broader portfolio in emerging technologies and alternate energy. Chevron's Sasol(sic) joint venture in gas to liquids, for example. And Texaco's ownership in Energy Conversion Devices, which brings them into that energy conversion battery and related businesses.
                  So we think there's a lot of synergy in new energy products, new energy trends.
                  We also have stepouts. We're partners in Petrocosm(sic) in the e-business area. We are participating in many B to B ventures and we have a successful venture capital fund which is investing in new technologies, not only in the internet area but also in material sciences and biological sciences, where we think they are linked to our core businesses and can add value improving the technology of our businesses in the process area. So we think we bring combined technology strengths to the business.
                  Let me turn to a very important, I think, part of this combined company and that is the people. We both bring diverse talented people that have a lot of experience in this business to one company. We've a strong leadership record of executing key strategic goals and delivering on results. We will certainly apply our four plus one operating principles to improving the performance of this company and those are operational excellence, which is a clear focus. We've got to operate well, safe, reliable, efficient operations.
                  Cost reduction. We've had a long track record of improving cost structures and we can see further opportunities through this merger.
                  Capital stewardship. Making good quality decisions and executing those well. Very critical to our success in a capital intensive business. And, of course, all of that combined and profitable growth.
                  The key here though is the hearts and minds of both organizations and applying the skills and learning together to apply those skills better to be world class in each of those four

CHEVRON TEXACO MERGER

areas - operational excellence, cost reduction, capital stewardship and profitable growth. And we believe that we have the assets, technology and people to be number one through that mutual commitment to excellence and to achieving number one performance and resulting in number one shareholder return.
                  Now I want to turn to some of the financials. This slide shows the key financials. And all we've done here is combine first half results for the year 2000.
                  Now you can see that the combined company has the ability to generate strong earnings and cash flow. Now for the accountants in the group, you're going to notice that one plus one doesn't add up here very well and that's because Caltex has been carried on an equity basis in each of our reporting books, so when you consolidate Caltex and take it from an equity basis to a full accounting basis, you kind of get some one plus one equals more than one, and every now and then a little bit less than one. But I'll leave it up to the accountants to explain all that to you.
                  The important point though I think is that if you add up the income that adds up to the right number, that's a good start. Because you'll see the cash flow comes out even higher when you combine the two companies. Debt comes out higher too when you combine the two companies. So believe me, the numbers, even though they look wrong are kind of right.
                  Now I want to make a couple of comments about debt. It's clear that these numbers will show some improvement at the end of the third quarter and going forward because of the strong cash flow generation that we're experiencing and we are certainly committed and expect fully to see this combined company achieve a double-A credit rating, which is Chevron's current credit rating.
                  Also I want to mention that in the ROCE line, you'll see that because of the consolidation we have that same effect. You don't see the full kick at the initial - and this does not show the benefit of the synergies yet. So we expect that the ROCE obviously will improve with the achieving synergies and we have the great opportunity then to improve ROCE even further by

CHEVRON TEXACO MERGER

improving our capital stewardship, and high grading our projects. We'll have a lot more choices that we can make, and with the achievement of the synergies of $1.2 billion, we expect the ROCE to significantly improve within six to nine months of closure with upside - considerable upside beyond that.
                  Turning to synergy on Slide #22, for those who are following on the phones, I have a high degree of confidence that we can achieve the $1.2 billion dollars that we set out to do here. You'll see that $700 million is estimated to be in the upstream. And I think you can see from the slides that show where our assets are around the world, that there is a lot of opportunity in this area to high grade the portfolio, and also to gain synergies from cost reduction and more effective operations where we operate side by side.
                  We will see savings in other operations. About two-thirds of the $200 million in other operations is in the downstream and the balance is in the rest of the operations, and $300 million at the corporate level.
                  We expect 4,000 jobs will be lost out of the 57,000 combined two companies, and that includes Caltex. That number represents about, as it says in the press release, about 7% of the combined numbers of the combined employee counts of the two companies. And we expect about a billion dollars one time cost to achieve those synergies. So this we think is achievable. It's clear that we have overlaps in many key areas and we're committed to getting those and getting them fast.
                  I'd like to turn to that subject right now. We do believe that we have an advantage here in integration. We have historic association. We've worked together in joint ventures. I've mentioned - not only in Caltex, but we worked together in the Middle East. We worked together in China, in Australia. We have the fuel and marines joint venture. We cooperate and work together in places like Nigeria. So we have a lot of opportunities where we have overlaps and experience in working together.
                  We have significant systems opportunities. When we went through the Gulf

CHEVRON TEXACO MERGER
merger, one of the big problems we had 15 years ago or so, was merging systems. The good news here is that we're on SAP, as our accounting and transaction system and Texaco will be, I think, on January 1. So here is great opportunity - this is a barrier that won't be quite as big in this merger.
                  And we have a history of cost cutting. We've both been very successful in reducing our costs over the last few years and we can carry forward that as we move forward together in this - as well as the experience we bring from prior mergers. So I have a high degree of confidence that we can accomplish this. In fact, I think there is an advantage here because we know each other so well.
                  What I'd like to do before turning it over to Peter is to hit on a couple of important points in closing.
                  As you can see from the chart and from our history, we are historic partners. We have a lot in common. There is an excellent strategic and geographic fit. This combination will provide integrated operations across all energy markets, and hence, competitiveness around the world. Clearly, we will improve our financial strength and flexibility. And we have two teams of organizations that are going to become, and are already, talking like one team and committed not only to excellence in this business but to achieving superior returns, high profitability and clearly being the number one performer from a shareholder's standpoint in this business.
                  And before we turn over to questions I'm going to turn the podium to Peter, who has some comments. Peter.
                  PETER BIJUR: If there was ever a deal to be done in the energy industry, if there was ever a consolidation that should take place, this is it. We've been partners since 1935. We know each other better than any other two companies in the industry know each other. We have the best complementary assets of any two companies that have come together. David showed you the compelling reasons why this is a great deal. It makes good sense in the upstream. It makes good sense in the downstream. It makes terrific sense in the midstream.

CHEVRON TEXACO MERGER

                  At the very foundation of why we're doing this is because David and I share a common vision and that is to put together the greatest company in the world, to grow shareholder value, to take advantage of the absolute brilliant talent that exists in both of our companies and to turn this into a juggernaut, if you will, for successful earnings, cash flow and the use of assets that we have.
                  David described the tremendous fit in the upstream between the vision that Chevron had in getting into Kazahkstan(sic) early in the game. The vision that they had even back in 1984, when they acquired Gulf(sic), and got wonderful assets from the West Coast of Africa to what Texaco has been able to do in getting itself now involved in mega-projects in the international arena that will support for a long time into the future the production, the cash flow and earnings of this company. This is a brilliant fit.
                  In the downstream part of the business, Caltex sits in an area of the world that has the greatest growth potential. You saw how quickly the Pacific Rim was able to recover from the problems that they had, the economic problems that they had in 1998. That's just an indication of the true strength of that part of the world. And we're blessed, our companies, by virtue of the fact that we have outstanding representation. As David said, in Australia, look at the gas potential that we have between Gorgon(sic) and between the Northwest Shelf projects, these are tremendous assets that together we're going to be able to make a very substantial amount of money out of it as we sell that gas into the growing Pacific Rim market.
                  But consider as well the positions that we have in Indonesia, in Thailand. Consider what we have in the downstream part of that business. In Korea, in Thailand, all over the Caltex area with a brand that has been in place and well-known since 1936.
                  Our European downstream assets, where we operate, are very competitive and very profitable. Looking at our downstream in the Latin American markets, we're either the number one or number two marketers wherever we operate. Very strong position in the Caribbean, very strong position in the retail market in Brazil, one of the real growing markets in

CHEVRON TEXACO MERGER

Latin America.
                  So I think if you look at the fit between the two companies, it just doesn't get any better than this. The U.S. obviously, were going to face regulatory issues and we're prepared to face those regulatory issues. That's just something that we're going to have to do to take advantage of these great growth opportunities in bringing these two companies together.
                  I think this is a very good deal for Texaco shareholders. We're getting a reasonable premium for our assets and our business. We're joining with one of the great companies in the world and we're going to put together the finest management team in this industry. I couldn't be more excited and more pleased for the new company, Chevron- Texaco and what I think we're going to be able to accomplish.
                  So with that I'm going to sit down and we'll take your questions.
                  DAVID O'REILLY: If I could, we're trying to self-moderate here and we'll do the best we can. If you'd wait for the microphone to come and identify yourself, because we have people that are listening in and it would be very helpful if you would do that and be patient with us. So, Paul.
                  PAUL:  Thank you Peter. First I want to congratulate you guys.
                  DO:  Paul, will you identify yourself for the listeners.
                  PAUL CHENG: Paul Chan, Lehman Brothers. First, Dave and Peter, I want to congratulate you guys on a great combination that is both logical and strategically significant. Just one question in my mind. This merger seems to be more for the future growth than anything and from that standpoint when you look at the future combined company what perhaps maybe the most significant and important competitive edge that you may have to allow you to capture more than your fair share of lucrative growth opportunity?
                  DO: There are really a few. The most - some of the most obvious would be the deep-water position that the combined entity will have in West Africa, Brazil and the deep-water Gulf of Mexico. Clearly, we also have a great position and a history of working together in the

CHEVRON TEXACO MERGER

Middle East. So as the Middle East opens up, as it undoubtedly will, we are better positioned in this company to deal with that.
                  Thirdly, obviously, in the near-term, we have tremendous synergy opportunities that will allow us to gain profitability, financial flexibility and strength to deal with investments for the long-term, as well as generating near-term and intermediate term profitability. So that all combined, I think, gives us an edge, as well as the ability to rapidly integrate the two companies because we know each other so well, we've done a lot of thinking about this and we think we have a real competitive edge in that area as well.
                  DO:  Next please, Fred.
                  FRED LEUFFER(SIC): Fred Luther at Bear Stearns. Let me add my congratulations as well David and Peter.
                  A couple of questions if I may. I know you'll have a lot of questions. But you listed in the slides that pooling treatment is a condition to closing the deal. Are there any issues that stand in the way from you getting approval on using pooling? And if you don't, is this something that could cause the deal not to go through?
                  And then just secondly, maybe if you could talk to us a little bit, it may be premature, but regarding how you might proceed with dispositions. The, I guess obvious overlap of concern for the FTC, will be the West Coast, refining and marketing situation. And Shell has indicated that it would really like to reduce its exposure to refining over time. Against that backdrop, maybe you could give us some idea of how you might want to proceed with dispositions?
                  DO:: There are two questions. On the first one, we're very confident that this deal is pooled and it will be. We're highly confident. We've looked at it and we're satisfied that will occur. It's clear that we have overlaps on the downstream, on the second question, we will obviously deal with the FTC on that issue. They will have some concerns we'll have to address and we anticipate that we can successfully resolve that by working effectively with the FTC.

CHEVRON TEXACO MERGER
Thank you.
                  MATTHEW WARBURTON(SIC): Good morning. Matthew Warburton from UBS Warburg). Again, congratulations. Two questions. On the savings, you talked about the operational savings, can you give us any understanding as to how the combined capital expenditure of the group may be reduced as a function of coming together? And secondly, just a point of clarification, do I assume therefore the share buy-backs that the companies have been undertaking up till recently are now suspended to comply with pooling?
                  DO: Well on the second issue, I can assure you they have been for obvious reasons. So back to the first one though. The question there is capital savings -- let me start with exploration. We see a tremendous opportunity to improve our exploration of the two companies. We're essentially doubling the number of opportunities we have. By bringing the combined knowledge and technical capabilities of both companies to our exploration programs we should be able to select better and with a higher degree of success from that broader portfolio. We clearly will be able to leverage both companies' infrastructure, exploration infrastructure and capital expenditures and reduce the input effectively per successful barrel because of our optimizing our rig utilization. We both have rig activities, we have technology, we have well technology, well completion know-how that we can bring to the party from both companies. So that is just one example.
                  So I would expect that, coupled with greater emphasis on capital stewardship by both companies, by applying good process to allow us to grow this company on a leaner capital base and still be very successful in meeting all of our other objectives. Thank you.
                  :  Yes please.
                  STEVE PFEIFER(SIC): Steve Pfeifer with Merrill Lynch. Just a follow-up there on the exploration spending(sic)..slide list have $300 million dollars of savings, is that primarily reduced capital spending? Or is that more operational in terms of head counts and things of that nature? And my second question. I think there has been some news today on the joint ventures in terms of discussions beginning with Royal Dutch. Could you just maybe bring up to speed on where you are in terms of discussions one, and two, could you maybe talk about the difference between the East Coast joint venture and the West Coast, since from a regulatory position it would appear that the West Coast would be very problematic. Is there perhaps a better position on the East Coast, where you may be able to do something different?
                   DO: Let me address the first question and then Peter will address the second one. The $300 million combines a lot of things. There are operational savings in the $300 million. There are technology savings, there are better utilization of rigs, better well completions and hopefully, better capital efficiencies. So it's a combination of three. That's about as well as I can answer it. It's a very reasonable percentage though of the combined exploration budgets of both companies. It is in the 25% range or so of the combined budgets of both companies. So we think this is very achievable without compromising in any way our growth prospects.
                  And on the second question -
                  PB: Steve, there's not a lot we can say about that right now. Shell said in their statement this morning, and we have said as well, that there are discussions that are now underway with Shell and Saudi Aramco concerning the interests that we have in both Equilon(sic) and Motiva(sic). But this is going to be subject to the FTC's review and we're going to have to be guided by the FTC here. And there's really not much more I can tell you about that right now.
                  :  Next one is Al.  Please.
                  :  On Caltex...
                  DO:  Will you identify yourself  for the outsiders, thanks.
                  AL ANTON(SIC): Al Anton...heimer Company. With regard to Caltex, it's a great company but it has been, I think, a disappointment to a lot of people and with the management shifts. You have had a management hire at the top level who looked at the company and then presumably walked away. What can you do as a 100% owner that you couldn't do as two 50% owners.

CHEVRON TEXACO MERGER

                  DO: Well let me point out that Peter and I have spent a lot of time working at Caltex together over the last six or nine months. This is very important to us. And I think, first of all, you've got to keep in mind that we've gone through a remarkable change in Caltex. We have changed the management. We've moved the headquarters to Singapore. We've done a lot of rationalization and positioning. And so to say that we're disappointed in it I think would be unfair because we've taken a lot of steps this year. It's in a very difficult market, as you know. You see our results more clearly because of the way Chevron, for example, doesn't have a lot of international downstream, so when you look at our international downstream, you kind of see what Caltex performance has been. Others don't have quite that same exposure in the way they disclose their international downstreams.
                  So I don't think anybody is doing very well in those markets, given one of the primary issues in Caltex and in that whole area is the ability of recovering the price in the marketplace, because you have either real price control or de facto price control, where the national oil company kind of is encouraged or guided by the government to maintain certain pricing posture, which makes it a very difficult place to operate in a high or increasing crude price environment.
                  The good news is the economies are turning around, as Peter mentioned earlier in his remarks. And Caltex, our focus here is to have Caltex well positioned. And we think in the basic R&M business they will be well-positioned to take advantage of that.
                  The other important point though is that where we can add value in unified management of Caltex is in the products that truly need to be managed on a global basis, like lubricants, like trading of products and crude. We think we can add significant value there and be more efficient as well.
So we see pluses on the things that we should manage globally, and we think we're positioning the company well for growth and prosperity once the Asian economies turn around and we get into a more reasonable balance between product pricing and crude.

CHEVRON TEXACO MERGER

                  STAN HARBISON(sic): Stan Harbison ... Scudder Stevens Kemper. Both companies in the last 12 to 18 months have made fairly clear strategy statements about either slowly or not so slowly exiting the U.S. E&P. And I think by that you meant onshore or mature U.S. E&P. There have been sales by at least one of you this year - you will be pound for pound the most leveraged U.S. EMP on the completion, as you've stated it, I think, of all the major companies. And you didn't mention anything about that prior strategy goal. What's going to happen with U.S. E&P?
                  PB: I don't think this is inconsistent Stan the positions that we've taken. Texaco has been involved, as you know, in some divestitures of properties in the U.S., that heretofore were very profitable and today They're beginning to play out. And I think that's the right strategy for our company. I think it's going to be right strategy for the new company as well. But remember that the U.S. is an exceptionally good place to do business. We get good margins in the U.S., we have good opportunities still in the U.S., and I wouldn't want to rule the U.S. out for any reason as being one of the best places to do business anywhere in the world.
                  DO: If I could build on that Stan. Your comment is correct about the mature and inefficient(sic) fields. We have done a lot of rationalization in Chevron from 4,000 fields down to a core of just a few hundred. But it's a constant transformation of shifting the portfolio from mature declining opportunities to stable or growing opportunities where we can get economies of scale. And if you look at our current structure, we have never said we're exiting the U.S. upstream. What we have said is we're focusing on key assets, rationalizing the portfolio which we've done. We've got a core asset in the Gulf of Mexico Shelf, 40% bigger than most of the competition or more. We have a core asset in the San Joaquin(sic) Valley. We have a good core asset in Permian Basin(sic), which is very efficient. We have deep-water Gulf of Mexico growth potential as well as in North America, the rest of North America growth potential in the Fort Liard(sic) Northwest Territories, McKenzie Delta area, and off-shore Eastern Canada.
                  So what we have done is really focus on the core assets.
We think those core

CHEVRON TEXACO MERGER

assets are very important. There is an opportunity to continue to improve our cost structure(sic) and our efficiency in those areas. The gas market is obviously helping us a lot as well from those assets. And if you combine that with the long-term growth, the U.S. isn't off the table by any means. The U.S. needs energy. It is very important that this company will be well positioned to provide energy to the U.S., by not only doing it inside the U.S., but also outside the U.S. to help the global markets and improve the supply to the U.S.
                  So we think this is a good balance here between U.S. production and international upstream production as well.
Thank you.  Here please.
                  JACK AYIDIN(SIC): Jack Ayidin from MacDonald Investment. I'm looking at the cost cutting of $1.2 billion that is to be achieved over six to nine months. Is this a soft number? If you look down there, about two years, three years, assuming you achieve - you know you acquire the company - you know combine it, what kind of cost saving we could look for from capital expenditure and assuming that divestiture take place, what kind of saving we could see? Even on the production side your operations are complementing each other. What are the potential you see in cost saving?
                  DO: Well we put up a number Jack that we are confident that we can deliver. We intend to deliver that. We intend to deliver it in that time frame. These gentlemen here, John and Pat, have been given the job of leading the integration effort and I would be very disappointed if they don't meet or exceed those expectations. I fully expect them to do better. But we're committing to $1.2 in that time frame and we think we've got upside. But without getting the merger integration teams working in detail on this, it's hard to predict how much more or when. But we think there's great opportunity.
                  GENE NOWAK(SIC): Gene Nowak of ABN-AMRO. This question is directed to Mr. Bijur. You spoke very glowingly about this combination, which I concur with. However, a year or so ago you rejected an offer from Chevron. What's happened in the last year to change Texaco's position?

CHEVRON TEXACO MERGER

                  PB: Well Gene, I think we've got a lot more experience today than we had a year ago with the super majors and what it means to have that kind of size. The industry has continued to evolve and we've been evolving with it. And I think a year ago the timing, the circumstances, the situation just wasn't right for that deal. There wasn't a deal a year ago but there is a deal today and it creates really a very significant company here in the United States and around the world. We are not looking back at all. We're looking forward and we're looking forward to what I think is going to be just a tremendous combination.
                  DO: By the way Gene, I agree with Peter's observation. You only make a deal when you have a deal and we have a deal now and his point is a very good one.
                  TOM SCHMIDT(SIC): Tom Schmidt, Alliance Capital. What's the break-up fee, number one? Number two, what's the new production growth with the combined entity? And number three is the JV(sic), in the refining marketing, would you consider melding(sic) Chevron in to the JV or is the JV considered a long-term entity in the U.S.?
                  PB: I'm sure David will answer the first two, I'll answer the last one. That is a matter to be reviewed by the Federal Trade Commission, that's all we can say about that.
                  DO: You asked a lot of questions. The break-up fee, production growth were the other two questions I think. Break-up fee is up to one billion dollars and it will be in detail - we filed the documents, it will be available to you on the web. You can see the terms and the details.
                  The production growth, we're going to have to sit down and have the integration team look at our production growth plans before we give you a number on that. We have not yet had a chance to look at that opportunity but we certainly, at the time that we put the two companies together, and closed the deal, we will be disclosing what our production growth plans are at that time.
                  PB:  There is a question over here.
                  TIM GARY: Tim Gary from Okasett(sic) Management. I was a little bit confused about the $1.2 billion dollars of savings. The first question is this all cost savings or does it also

CHEVRON TEXACO MERGER

 include some kind of revenue enhancements in those numbers?
                  DO: The $1.2 is on the cost and efficiency side of the business. Revenue enhancements we have not taken any credit for in this.
There is a follow-up and then we have a question down here.
                  TIM GARY: In the follow-up question. Is the $1.2 billion, will all that show up on the income statement or are there some capital savings as part of the $1.2 ...
                  : Could you repeat the question, I'm sorry.
                  TIM GARY: In the $1.2 billion, will all that show up on the income statement or are there some capital costs savings built into that number that actually show up in the balance sheet?
                  DO: There will be some capital savings that will show up as depreciation. So it will show up one way or another on the income statement. But these are all cost oriented. Thank you.
                  We're going to take a question from the outside? Could you hold back for a moment. We are going to take a question or two from the telephone lines and then you'll be next. Is that okay? Thank you.
                  (INAUD.)
                  : Hi David and Peter. Just two quick questions for clarification. First of all, as discussed, (inaudible because voice is continually interrupted). I am wondering if you can give us some quantification of what incremental improvement of return on capital ... might be beyond the 12% that you have stated previously?
                  And secondarily, you spent quite a bit of time talking about opportunities in the upstream, yet if you look at a merger synergy, over half of that is going to come from upstream. I'm wondering, what is the take away message on upstream? Are you going to increase your capex fairly dramatically after the first year of the combination? Or are you going to have a very cautious outlook for upstream Capex X(sic)?

CHEVRON TEXACO MERGER

                  DO: Well let me kind of start with the last question. It isn't coming through very clearly but clearly we're going to get better capital efficiency out of this venture. We're going to be able to select not only selection but a more efficient deployment of capital. So I anticipate that our growth profile, our barrels will grow with less capital input. And beyond that it's hard to speculate because we still have to do the details of the planning.
                  I think your other question was about ROCE and it was getting cut off. I didn't quite catch - I heard a reference to 12% in there. Maybe I should put that in context. That 12% that Chevron, that I've talked about from a Chevron perspective has been the minimum at flat prices that we will achieve in a growth scenario under ...
                  (END SIDE A, START SIDE B)
 ...turning capital employee growing. Obviously, there's a book adjustment you have to make. It's merely accounting as you consolidate Caltex into our combined balance sheet and income statement. When you've accomplished that though, the going forward prospects are very good because we're going to get synergy gains, better capital efficiency and more profitable growth. So I see ROCE going up with time and that will become much more clear to you, I guess, when we actually combine the two companies and communicate how we're going to go forward at the time we close.
                  Q: (Previous questioner): But you can't quantify the impact of ROCE incrementally how many percent?
                  DO: Well if you start from this, the new basis, we're going to get a half a percent ROCE improvement just through the synergies alone.
The known $1.2 synergies. As we apply better management processes and more efficient management processes and better selectivity to our capital program, it will undoubtedly improve on that as well. Thank you.
                  Q: (Can't get name) Can you be a little bit more specific as to how much you think this will improve your return on capital employed(sic) versus as it would have been on a stand alone basis?

CHEVRON TEXACO MERGER

                  DO: It's going to be better than the starting point. It's going to improve. To quantify it, because of the consolidation accounting is very difficult to do, but let me put it this way, as I said before, we will immediately get an improvement upon achievement of synergies of .5% to .6% ROCE, and there will be more to come as we apply capital efficiency and disclose our plans going forward at the time that we close.
                  DO: Okay, have we got a question in the room. Back here, have a commitment here? Thank you.
                  Q: (Can't get name) Toronto Dominion. The last super major deal that incurred substantial anti-trust scrutiny was BP Arco(sic) and that took 54 weeks to be completed. I wonder if you might have some guesstimate as far as it will take this deal to come to fruition? And as a second part, who are using for anti-trust counsel please?
                  DO: Okay, it's very hard to predict how long this will take but as you rightly pointed out, the other comparable deals have taken the six to 12 month range to accomplish, so I think it's reasonable to assume that it will take in something of that range from a regulatory standpoint. We intend to be fully cooperative. We intend to do all the appropriate filings. We have very good counsel. Pillsbury, Madison, Sutro(sic) and what's the other one? Howie Simon(sic) are working with us on this with us. So I expect that we're going to do all the filings at the earliest possible time and I expect that we're optimistic that we will get this deal done. But we can't predict exactly how long it will take because it is subject to regulatory approval. You had a follow-up?
                  Q: Just a quick follow-up if I may. Do you anticipate the divestitures will be required to be completed prior to completion of the transaction? Or simply agree to divest within some time period?
                  DO: You know that's an issue that the FTC is going to have deal with. I don't want to speculate except that we'll cooperate with them and we think we will resolve this issue successfully. Al? Do you have another question?

CHEVRON TEXACO MERGER
                  AL ANTON: Al Anton (inaudible Company). The power business, Chevron has chosen Dynegy as it's vessel and Texaco has chosen to go essentially into - or on its own or individual joint ventures. Are there potential conflicts there between Dynegy's interests and now Chevron-Texaco's interest? Or would you consider merging the assets inherited from Texaco into Dynegy on a stock for stock in Dynegy or have you given much thought to that? DO: Well we don't see conflicts because Dynegy's core presence is in North America, particularly the United States, where Texaco's activities in the gas power business has been international and tied to their leading technology in the gasification, etc. So we don't see conflicts. And I really don't want to speculate about what we might do beyond that for the moment other than to acknowledge that there are options here for us to go forward to build on our current positions. You know Dynegy's is a publicly traded company. We are an equity holder. We are very happy with the performance of Dynegy. It has been very successful in executing its strategy and we will just have to evaluate how we go forward on these businesses as part of the integration and post-integration process. Thank you. Yes?
                  PHIL KAUKONEN: Phil Kaukonen, Lord Abbott. Dave could you address your thought process in terms of how you looked at Texaco's recently declining E&P production and your ability to grow your upstream? You've been growing your production. You've had a target of 4%, Texaco has had a less attractive asset base in the upstream and declining production. How are you going to work to make sure that you can maintain that 4% plus over time? And could you also discuss what kinds of projects could you do, as a combined company, that you could not do individually? Given as Chevron by itself, given that you are already in Tengiz, already in West Africa, etc?
                  DO: Okay, two questions. I think what Texaco has been doing is basically similar to what we have done just a few years ago in rationalizing their upstream operations. They've taken marginal fields out of the portfolio to build a stronger base of core assets. So that part, I think, would be something that we would have done also. It makes a lot of sense.

CHEVRON TEXACO MERGER

                  What Texaco brings to the table here is some great upstream growth potential in the deep-water Gulf of Mexico, Brazil and in West Africa. Those are just some examples of great upward potential with the successful exploration program. Clearly the advantage here, that we bring, is sure - there are projects that we could do on our own, absolutely. You're absolutely right. But what this brings to the table are more options - more options for growth. Instead of four blocks in Brazil we'll have nine. We have no current deep-water position essentially. I think we have one block in Nigeria currently. They have five. So it brings more opportunities in Angola. So we now have a broader set of opportunities to apply our expertise in.
                  In the case of West Africa, we have leading positions, we have relationships, we have skilled employees, we can really help bring these opportunities to maturity and add long-term growth to the company that we probably would not have been able to achieve because we didn't have as many options as Texaco brings.
                  So I see a good fit here. In the near term, I see it is very consistent with what they've done in North America, it's absolutely right. Get to the core assets, eliminate the marginal stuff which is what they've been doing and bring to the table and mature some of these growth prospects that we have in those three areas, as well as others that I mentioned on the slides.
                  So we're very bullish about it. We think it's a great portfolio combination that brings the right mix of current, intermediate and long-term future production.
                  PB:  One more question?
                  DO: This is great. I think we'll wind it up. Paul you want another question. We'll take just one more.
                  PAUL CHENG:   Paul Cheng, Lehman Brothers.  Dave and Peter,
in a sense that after you join the super major...you will be a little bit smaller than Exxon (inaud.) In the sense that do you think that that will be an advantage that you will be less intimidating and dominating in the eyes of some of the host countries, and that allow you perhaps steal some additional market share from the other?

CHEVRON TEXACO MERGER

                  DO: Well let me put it this way Paul. We see rapid integration, we see great alignment, because we work together so effectively. So we see a great opportunity to bring two sets of minds and hearts and connections to the table. We've advertised ourselves as the partners of choice - Chevron has around the world, and we've been very successful. I think we are the partners of choice together and we will certainly build on that scene, because we'll have more opportunities and more collaboration. And I'm confident that we'll be very successful.
                  PB: Let me just make a comment here. Wherever each of us operates today around the world, we're a very formidable competitor. When we get together we'll be even better.
                  DO:  Thank you all.  Appreciate it.


--------------------------------------------------------------------------------
Private  Securities  Litigation  Reform Act Safe Harbor Statement
-----------------------------------------------------------------
Except for the historical and present factual information contained herein, the matters set forth above, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.


Additional Information
----------------------
Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 Annual Meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 Annual Meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.



                                      * * *

[Transcript of Chevron Texaco Merger Conference Call - October, 16, 2000]

                      Chevron/Texaco Merger Conference Call
                                October 16, 2000
                                                    12:15 p.m. EDT


Chairperson:  Dave O'Reilly, Chairman and CEO, Chevron Corp.

[OP = Operator                 DO = Dave O'Reilly              PB = Peter Bijur
 SP = Unidentified Speaker]


OP: Good morning, everyone, and welcome to the Chevron/Texaco Press Teleconference. With us today we have Dave O'Reilly, Chairman and Chief Executive Office of Chevron Corporation, and Peter Bijur, Chairman and Chief Executive Officer of Texaco Incorporated. After the opening remarks, we will be taking questions. At that time, if you have a question, you will need to press the "1" followed by the "4" on your push-button phone. As a reminder, today's conference is being recorded. I would now like to turn the call over to Mr. O'Reilly. Please go ahead.

Dave O'Reilly
         Thank you. Both Peter Bijur and I are here in New York, and we would like to make some comments before turning it over to you for questions.
         This is a very exciting day, the formation of Chevron-Texaco Corporation. I've sure you've seen in the press release many of the details, but I'd just like to cover a few of the high points. This is a $100 billion merger, which will join two of the world's leading energy companies. And of course we've been long-time partners.
         The combination of the two companies creates an U.S.-based global enterprise that will join the ranks of the world's largest and most competitive international energy companies. As you've seen in the press release, we will have world-class upstream positions and reserves, production and exploration. We'll have an integrated worldwide refining and marketing position, global chemicals business, and expanded growth platforms in natural gas, power, as well as leading skills in technology and a plan for a rapid integration to achieve these mergers. We estimate $1.2 billion worth of synergy, which we plan to achieve within six to nine months after closing.
         We plan to be a powerful new competitor, very strong U.S.-based competitor, which we think is very important in this era of concern about energy supplies in the United States. We have a very strong presence here, and with our global presence, we should be able to work productively together to enhance the supply situation around the world. We'll have 11.2 billion barrels of reserves, daily production of 2.7 million barrels, assets of $77 billion, and we'll be the U.S. third leading producer of oil and gas, and third-largest reserve position.
         We expect the combination to produce a much stronger company, because of the leadership position in upstream, the world-wide downstream platform, the strength and scales of our chemical business, and a significant presence in power and gas, as well as technology, all driven by organizational capability.
         We feel we're natural partners, we have great organizations. The combined skills of both companies should serve us very well in achieving not only the near-term objectives we have in obtaining synergy, but also the intermediate- and long-term growth plans which we plan to achieve promptly, following the closure of the merger and the formation of the new company.
         Now I'd like to turn it over to Peter to say a few words, and then we'll take your questions.

Peter Bijur
         David, thank-you very much. This is clearly an era of consolidation within the energy industry, and there could not be two better partners that could come together for purposes of improving shareholder value, for growing earnings and cash flow into the future.
         Obviously, there could be many partners that one could consolidate with, but Chevron and Texaco have been partners since 1936. We operate jointly around the world, particularly in the Pacific Rim area, through Caltex and Caltex Pacific Indonesia. We have vital and important opportunities in West Africa, in Brazil, in the Gulf of Mexico in the United States, and we're very excited that this is going to be very, very accretive in the long-run, to the earnings of the new company.
         In the downstream part of the business, we will use the three brands, Chevron, Texaco and Caltex - which we have around the world - to maximize our position as a competitor wherever we operate. We both do a good job today where we do operate independently, and the synergies and the combination of the talent of our two companies and the great brand names that our two companies have will make this an even stronger institution in the future.
We look forward to it, we're both excited about it, and we are the company for the 21st century.
SP:      Operator, we're ready for questions.

Questions and Answers
OP: Ladies and gentlemen, we will now begin the question and answer session. If you have a question, please press the "1" followed by the "4" on your push-button phone. You will hear a three-tone prompt acknowledging your request. If your question has been answered and you wish to withdraw your polling request, you may do so by pressing the "1" followed by the "3". If you are on a speaker phone, please pick up your handset before entering your request. One moment, please, for your first question.
                Your first question is from Katherine Mosely with WBRZ TV. Please, proceed with your question.
KM: Yes, it's WBRZ TV. What will happen to the local gas stations? Will they be changing... their names will stay Chevron/Texaco. What will happen to the management? Will some of these local jobs be lost in the process?
DO: We... as far as the local gas station's concerned, there should be really no change. The gasoline business is very competitive and broad. Many of the local businesses that are on the street corner should stay exactly the same irrespective of what happens to the ownership of companies.
                  So, you've probably seen a lot of merger activity already, around the United States and around the world, but the local gas station's basically still there, and there to serve the customer.
SP:      Operator?
OP: Yes. Your next question is from Peter Behr with Washington Post. Please proceed with your question.
PBr: Good afternoon. Can you tell us what discussions, and what thinking has already gone on about divestiture to meet FTC concerns about this, and particularly how that affects the Texaco/Shell relationship?
PB: This is Peter Bijur. I'm CEO of Texaco. The matter of divestitures will be the subject of regulatory reviews in the U.S. There have been discussions, as reported by Shell today, between Texaco, Shell and Saudi Aramco, and at the present time those discussions are continuing, but as I said, it will be subject to the regulatory reviews in the U.S.
OP: Your next question is from Kelly Doolan with Platts. Please proceed with your question.
KD: Good afternoon. My question is about the Chevron/Dynegy natural gas marketing agreement. How would this merger affect that agreement, and would Texaco's gas marketing... or, Texaco's gas become folded into that agreement?
DO: Dave O'Reilly at Chevron. We have... we certainly will have no change in our existing agreements with Dynegy. I think it's too soon to speculate about what we are going to do overall  in the gas and power business.  We're proud of the position we have in Dynegy. Texaco has a great international business based on coal gasification and power, and this creates some new opportunities for growth for the new company.
KD:      Thank-you.
OP: Your next question is from Mike Ledke with Associated Press. Please proceed with your question.
ML: Yeah, hi. My question relates to the timing of this deal. Obviously, right now, we're seeing gas prices a lot higher than they were a year ago. Politically, do you feel like this merger is going to be a little more difficult to be done right now than if you'd been able to get together a year ago? Can you talk a little bit about that?
DO: Yeah, Mike, Dave O'Reilly here. We think this is actually a great time for considering a merger of our two companies. It's acutely apparent, I think, to everybody in this country, that energy supplies are very, very important to our economic health and well-being. This company will be the strong U.S.-based company, it will be able to grow... invest and grow better in the business, not only in the U.S. but globally, as well. Increases in supply in the U.S., and increases in supply globally, will help the total market. So this is the ideal time for us to address this issue, and we are confident that the regulators will see it that way, and that we can successfully put this merger together.
                  So I think this is a politically good time for us to address this issue. Thank-you.
ML:      Thanks.
OP: Your next question is with Jim Miguel with FT Energy. Please proceed with your question.
JM: Yes. Good afternoon, gentlemen. I wanted to know what you thought this merger would do as far as the upstream natural gas segment.
DO: It will clearly put us in a very, very strong position in the upstream and natural gas segments. Just looking at the U.S., for example, we both have good positions - great positions - in the Gulf of Mexico shelf. We are going to be even stronger in the Gulf of Mexico shelf. That's a key source of gas and oil for the United States. We both have premier positions, and the combined company will have the number one position in the deepwater Gulf of Mexico.
         We also have excellent positions in the Permian and San Joaquin Valley, and also in Canada, near-term as well as long-term, great exploration positions in North West Territories and in the Mackenzie Delta, as well as existing production, and more prospects for exploration and production of gas in offshore eastern Canada.

                  So, all in all, this is a very powerful combination in the North American... in North America.
         Thank you.
OP: Your next question is with Hillary Durgin from Financial Times. Please proceed with your question.
HD: Good morning. You talked about how being together makes you more competitive than you would be separately.
         Can you discuss a little bit - both of you - the disadvantages you may have been at, being separate, in the last year or so?
DO: I think the best thing to do is to talk about the advantages of being together. It's clear that the advantages of being together are a multitude. One, we will be stronger financially from the synergy combinations that we will achieve. Secondly, we, as you probably saw from the briefing and the materials, we have complementary growth opportunities in deepwater Gulf of Mexico, in West Africa, in Nigeria in particular, also in Angola, and in Brazil, where we have a premier position in the deep water in Brazil. So, there are great opportunities for long-term growth.
                  And the final point is that we have a great position as far as integration is concerned. We know each other well, we've been long-standing partners together, and we think we have an opportunity to rapidly integrate the companies and achieve the synergies and get on with achieving our growth ambitions effectively within six to nine months after closing.
PB: Hillary, just a couple of additional points, there. These two companies have outstanding talent that work for us around the world. By putting them together, we're going to have the ability to pick and choose the very, very best, and I think we're going to be a formidable competitor as we face the very difficult energy development situation of the future. As David said, we have excellent opportunities in the upstream part of the business. We have a wonderful global reach in the downstream part of the business. With the talent of both companies, and the management teams of both companies, I think we're going to be, as I said, formidable in the future.
HD:      Thank-you.
OP: Your next question is with Pamela Moore with Business Week Magazine. Please proceed with your question.
PM: Hi. my question is about the exploration budget, and what you're going to be doing to increase exploration and production. I'm interested in getting specific numbers. By what percent would you increase your exploration and production budgets? And if you don't have specific numbers, do you absolutely commit to increasing production and exploration?

DO: Thank-you for the question. I mean, the key issue here is successful exploration. In order to effectively grow production, you have to have successful exploration. We're confident that with the combined skills and competencies of both companies, applied to a larger portfolio of exploration opportunities, we will continue to grow production.
                  You may recall that Chevron, during the downturn of 1998, maintained a very strong exploration and production budget, and we've been successfully growing our production during that period of time. And I'm confident that both of us together will achieve production growth and success in exploration going forward, as well. So, we think we're in a stronger position to accomplish this, and in addition to growing our production, we believe that this combination will achieve that growth in a more profitable manner.
                  So, we're very bullish about this combination. Thank-you.
OP: Your next question is with Paul Tomasch with Reuters. Please proceed with your question.
PT: Yeah, Peter, you said at the beginning of the conference call that the deal comes amid an era of consolidation. Do the two of you see this as the end of the consolidation in the energy industry, one, and two, as Chevron-Texaco, would you be interested in buying any other companies or any other assets, and where do you stand on your size, now?
PB: Paul, good question. I'll tell you what. David and I are going to concentrate on putting the best company together that we could possibly put on the competitive front. That's really what we're concerned about. We always look at opportunities, but that's what we're concerned with right now, that's what we're doing.
PT:      And as a follow-up... are you still there?
PB:      We're still here.
PT: Could you give us some idea of, geographically, where the job cuts are going to come from? Are they going to be mostly here in the U.S., or do you have any breakdown yet?
DO: Well, let me field that. We've estimated 4,000 jobs. It's a very sensitive issue. Obviously we have some overlaps in key areas. We have a merger integration team headed up by our respective CFOs. They're going to take on the chore of looking at our operations, assembling experts and team members from both companies, and when we get through that process, we'll have a much better handle on this. Thank-you.
OP: Your next question is from David Ivanovic with Houston Chronicle. Please proceed with your question.
DI: Gentlemen, can we get a better explanation as to why this deal makes sense now, when it didn't make sense a year and a half ago, for $70 a share?

PB:      Well, David... how are you today? This is Peter.
DI:      Hi, Peter.
PB: We didn't have a deal a year ago. The circumstances, the timing, the situation then, simply was not right to make a deal, so we didn't have a deal. We have a deal today. We think it's a good deal for everybody. It's certainly a good deal for our shareholders. It's a good deal for Chevron shareholders. It's going to be a powerful company, and it creates a U.S.-based global enterprise that is highly competitive across all the energy sectors.
OP: Your next question is from Nancy Rivera-Brooks with Los Angeles Times. Please proceed with your question.
NR: Hello. The whole question of mergers between oil companies has become very political - the term "big oil" is thrown around a lot - and I'm wondering how you answer critics of these mergers who contend that they're bad for consumers.
DO: Nancy, Dave O'Reilly. I think consumers are acutely aware, today, that energy supply is very, very critical to our economic well-being. In California, we've experienced higher energy prices because of supply problems. I'm sure you're probably aware of the problems with power supply in the States. This is a critical issue.
         It takes strong, competitive companies to compete in today's business, to be able to invest, to grow energy supplies. We think that this combination will create a U.S.-based global enterprise that's highly competitive, that will allow us to invest to grow effectively in the U.S. and abroad, and all of that will increase the supply picture and improve - ultimately improve - the availability to supply to consumers.
                  So, that's critical. That's the business we're in, and it's absolutely critical that we do it well. We think this combination will allow us to do it better. Thank-you.
NR:      Okay. Thank-you.
OP: Your next question is from Barbara Shuk, Energy Intelligence Group. Please proceed with your question.
BS: Yes, I have two questions on the natural gas side, and one's on the technology side, actually. Could you clarify exactly what is the... how you're going to deal with the Dynegy and... consolidating the Dynegy and Texaco natural gas operations?
DO: I covered that question in an earlier question. I think the key issue there is we both have good positions:
         Texaco's international gasification and power position, Dynegy is a North American, primarily, gas and power convergence player. We're very satisfied with Dynagy's performance. Texaco is in an excellent position. It gives us some options for the future. We have to look at what those potential growth opportunities will be. That's something we'll evaluate during the merger integration process. Thank-you.

BS: Okay. The second question has to do on the technology side. Both of you have different gas to liquids exploitation efforts in progress. You announced today the formation of your joint venture company with Sasol. Texaco has an existing arrangement with Rentech. How are those going to be reconciled?
DO: We're going to sort that out in the merger integration process. We have... we clearly have big commercial plans for the first gas to liquids plant, a big plant in Nigeria, which the Sasol joint venture is involved in. We're very committed to that, and the question of integrating the technologies and what we can do there is something that the merger integration process will take care of. Thank-you.
BS:      Okay. Thank-you.
OP: Your next question is from Christina Cheddar with Dow Jones. Please proceed with your question.
CC: Hello. I was just curious about whether or not any additional approvals need to be received from Phillips as far as the chemical venture, and I was also wondering about any other adjustments to the venture once the deal is completed.
DO: No, the chemical venture is totally independent of this. There are no additional approvals there. I think, in fact, the Chevron/Phillips joint venture is our vehicle for chemicals growth, and I think this is a good thing for the Chevron/Phillips joint venture because it offers more opportunity to link up with not only Chevron's existing portfolio around the globe, but Texaco's existing portfolio around the globe. So this is a very positive thing for that venture, and I know they feel good about it. Thank-you.
CC:      So will Texaco's chemical assets then be folded into the venture as well?
DO: Texaco doesn't really have any chemical assets. They exited the business a few years ago. Thank-you.
OP: Your next question is with Sam Fletcher of Oil & Gas Journal Online. Please proceed with your question.
SF: I had a couple of sort of related questions, here. One is the fact that these super mergers have usually taken a year or longer to get put together, get through all the approval processes, then there's a while the two cultures are sorted out and merged, and meanwhile, during much of that time, a lot of you upstream operations just come to a standstill. Y'all plan to get around this in some unusual way, do something different this time? Also, what effect does the cut-backs on the R&D spending going to have on the industry?
DO: Let me just deal with this. These companies... the big advantage here is truly integration. We're natural partners. We've been working together. Many of the activities around the world we're doing together.
         So, we are confident. There is no coming to a standstill, here. We both have committed ourselves to getting the merger process done. It will take a little of time, but 6-12 months is not unreasonable for a deal like this. Once we get closure, we will be moving very, very rapidly to achieve the full integration. I don't anticipate things coming to stop. In fact, we're confident that because of our partnership, our historic relationship, we have an execution advantage. Thank-you.
SF:      What about the R&D?
DO:      Well,  R&D  is  a  very  minor  point.  We  clearly  have   overlapping
         opportunities there. There's no diminished interest on either of our part. All we're talking about doing is integrating our technology, and this is truly a case where one plus one will make three, so while there's savings involved in R&D, it doesn't in any way diminish our commitment to it. We're just going to be able to do it more effectively and more efficiently because of the larger scale of our operations. Thank-you.
OP: Your next question is from Demetrius Patterson of Gannett Newspapers. Please proceed with your question.
DP: Yes. Recently Texaco has shown a lot of interest in fuel cell technology, and alternative fuel technology, and I'm wondering how is that going to play with this proposed merger.
         Is there equal interest on the Chevron side?
DO:      Well,  I'd  better  answer  that  question.  I though it was  going to be one for Peter. But yes, there is tremendous interest. Chevron has been involved, actually, in working on reforming technology around fuel cells. We just haven't taken an interest in an outside venture the same way as Texaco have. But if you look at our combination, not only... in the last question I responded to the base technology - core technology - issues, but we bring to the party new technologies, technologies around environmentally-friendly fuels, around alternative energy fuels, and Internet businesses, and the like. So, this is a great combination from that standpoint, and we think this is very complementary. Thank-you.
DP:      Thank-you.
OP: Your next question is from Eve Mitchell with Oakland Tribune. Please proceed with your question.
EM: Hello. In view of the high prices for gas in California, what do you see as the regulatory challenges in this proposed merger, given that some critics have said that there's just too much concentration on the energy business, here?
DO: Eve, we are certainly aware that there is a concentration issue in the United States downstream, and we anticipate that the FTC will require us to do something about it.

         We are going to file our application with the FTC right away, the appropriate paperwork. We're going to cooperate with them, and I'm confident that this issue will be resolved.
                  The downstream market is a very competitive business. The FTC will ensure that it remains competitive, so I anticipate refining and marketing staying competitive. The important thing here, though, is look at the big picture beyond that, and look at the combination, the valuable attributes that this combination will have in creating a U.S.-based global enterprise that's highly competitive, and should be able to provide oil and gas and other energy resources to U.S.
         consumers   in  a  better  way  than  either  of  us  could  have  done individually.
                  So, we're very bullish about our ability to be a better supplier, overall, of energy, and look forward to the opportunity. Thank-you.
EM:      Thank-you.
OP: Your final question is with Justin Cole with AFX News. Please proceed with your question.
JC: Yes, hello. It looks as though there might have to be some restructuring or some divestments in the refining and marketing on the west coast, but are there any other areas that you think are going to... will come under close scrutiny from the FTC? And in particular, do you feel that you have any significant overlaps or controlling interests in the U.S. upstream sectors?
PB: Well, with respect to the downstream, as we've said, we anticipate that the Federal Trade Commission, or other regulatory agencies, may well require some divestitures in the U.S. downstream to address market concentration issues, and the companies fully intend to cooperate with the FTC.
DO: And as far as the upstream is concerned, there's nothing at all that should be an impediment to this, and in fact, as I said earlier, the combination is going to improve energy supply to the U.S. consumers because we'll have stronger positions, we'll be better able to invest and grow, and this is good for the American consumer. Thank-you, all.
JC:      Thank-you.

[End of Recording]



================================================================================

Private  Securities  Litigation  Reform Act Safe Harbor Statement
-----------------------------------------------------------------
Except for the historical and present factual information contained herein, the matters set forth above, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.


Additional Information
----------------------
Chevron and Texaco will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105,
Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 Annual Meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 Annual Meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement / prospectus when it becomes available.

Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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